Exhibit 8.1




                                                   MAYER, BROWN, ROWE & MAW

November 19, 2002                                  190 South La Salle Street
                                                   Chicago, Illinois 60603-3441

                                                   Main Tel (312) 782-0600
                                                   Main Fax (312) 701-7711




Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, New York  10013

SG Cowen Securities Corporation
1221 Avenue of the Americas, 7th Floor
New York, New York  10020

as Representatives of the Several Underwriters

         Re: CNH Equipment Trust 2002-B
             --------------------------

Ladies and Gentlemen:

         We have acted as special Federal tax counsel for CNH Equipment Trust 2002-B, a Delaware statutory trust (the "Trust"), in connection with the issuance and sale of Class A-1 Asset Backed Notes (the "Class A-1 Notes"), Class A-2 Asset Backed Notes (the "Class A-2 Notes"), Class A-3 Asset Backed Notes (the "Class A-3 Notes"), Class A-4 Asset Backed Notes (the "Class A-4 Notes") and the Class B Asset Backed Notes (the "Class B Notes", together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes"), to be issued pursuant to the Indenture, dated as of November 1, 2002 (the "Indenture"), between the JPMorgan Chase Bank, as Indenture Trustee. Capitalized terms not otherwise defined herein are used as defined in the Sale and Servicing Agreement, dated as of November 1, 2002 (the "Sale and Servicing Agreement"), among the Trust, as Issuer, CNH Capital Receivables Inc. ("CNHCR"), as Seller, and Case Credit Corporation ("Case Credit"), as the Servicer.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Prospectus, dated November 8, 2002 (the "Prospectus"), and the Prospectus Supplement (to the Prospectus), dated November 8, 2002 (the "Prospectus Supplement"), relating to the Notes, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (b) the NH Purchase Agreement, dated as of November 1, 2002, between New Holland Credit Company, LLC and CNHCR, (c) the Case Purchase Agreement, dated as of November 1 2002, between Case Credit and CNHCR, (d) the Sale and Servicing Agreement, (e) the Trust Agreement, dated as of November 1, 2002, (the "Trust Agreement"), between CNHCR, as Depositor, and The Bank of New York, as trustee (the "Trustee"), (f) the Indenture and (g) specimens of the Notes.






          MAYER, BROWN, ROWE & MAW IS A U.S. GENERAL PARTNERSHIP.
     WE OPERATE IN COMBINATION WITH OUR ASSOCIATED ENGLISH PARTNERSHIP
                        IN THE OFFICES LISTED BELOW.
  BRUSSELS CHARLOTTE CHICAGO COLOGNE FRANKFURT HOUSTON LONDON LOS ANGELES
              MANCHESTER NEW YORK PALO ALTO PARIS WASHINGTON
INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS, S.C.

MAYER, BROWN, ROWE & MAW
November 19, 2002
Page 2


         The opinion set forth in this letter is based on reasoning from legal principles based on the relevant provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereof, currently applicable Treasury regulations, judicial decisions, administrative rulings and such other authorities as we have considered relevant. There can be no assurance that the opinions expressed below could not be successfully challenged by the Internal Revenue Service, or significantly altered by legislative changes, changes in administrative positions or judicial decisions, any of which may be applied retroactively with respect to the completed transactions. Any such change could render the affected provisions of this opinion inoperative. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         Based upon the foregoing, we hereby confirm that: (i) the statements set forth in the Prospectus under the heading "U.S. Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Federal income tax consequences) accurately reflect our opinion; (ii) the statements set forth in the Prospectus under the heading "Illinois State Tax Consequences" and in the Prospectus Supplement under the heading "Summary of Terms--Tax Status" (to the extent relating to Illinois state income tax consequences) accurately reflect our opinion; and (iii) the statements set forth in the Prospectus under the heading "ERISA Considerations" and in the Prospectus Supplement under the headings "ERISA Considerations" and "Summary of Terms--ERISA Considerations" accurately reflect our opinion.


                                                Very truly yours,

                                                /s/ Mayer, Brown, Rowe & Maw
                                                ----------------------------
                                                MAYER, BROWN, ROWE & MAW


RFH:PTG